CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference into Form 8-K, as amended, of Exigent International Inc. of our report dated December 7, 1999, except for
Note 13, as to which the date is December 9, 1999, relating to the balance sheets of GEC North America Corporation as of December 31, 1998 and October 2, 1999 and the related statements of income, stockholders' equity (deficit) and cash flows for the year and nine months then ended, respectively.


McGladrey & Pullen, LLP


Charlotte, North Carolina
December 29, 1999